SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2003

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                        0-19278                 13-3357370
(State or other jurisdiction     (Commission file Number)           (IRS
     of incorporation)                                       Identification No.)

            51 James Way, Eatontown, New Jersey                  07724
          (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (732) 542-2800

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

      The following exhibit is filed as part of this report:

      Exhibit 99.1: Press Release dated April 29, 2003.

Item 9. Regulation FD Disclosure (Information below is also being filed under Item 12).

On April 29, 2003 Osteotech, Inc., issued a press release describing its selected financial results for the quarter ended March 31, 2003. Pursuant to SEC Release No. 33-8216, the information contained in this Item 9 is to be considered filed, not furnished, under Item 12, "Results of Operations and Financial Condition", provided however, that Exhibit 99.1 is being furnished, not filed under Item 12.

Osteotech, Inc. announced today that first quarter 2003 revenues increased 2% to $22,479,000 as compared to first quarter 2002 revenues of $22,085,000 and increased 21% over fourth quarter 2002 revenues of $18,589,000. Net income in the first quarter improved to $1,169,000 or $.07 diluted net income per share as compared to net income of $386,000 or $.03 diluted net income per share in the first quarter 2002 and as compared to a net loss of $3,057,000 or $.18 diluted net loss per share in the fourth quarter 2002. The improvement in first quarter 2003 net income when compared to the same period of 2002, mostly results from a $1,810,000 decline in operating expenses, primarily from a $1,525,000 decline in legal fees.

Domestic revenues in the first quarter were $20,691,000 as compared to first quarter 2002 revenues of $20,887,000 and fourth quarter 2002 revenues of $17,364,000. International revenues, consisting of revenues generated from human allograft tissue and bovine tissue products, increased to $1,788,000 in the first quarter 2003 from $1,198,000 in the first quarter 2002 and from $1,225,000 in the fourth quarter 2002.

First quarter 2003 Grafton(R) Demineralized Bone Matrix (DBM) Segment, or "Grafton(R) DBM Segment" revenues were $11,369,000 which represents a 6% decline from first quarter 2002 revenues of $12,151,000 and a 10% increase over fourth quarter 2002 revenues of $10,368,000. Grafton(R) DBM revenues were constrained in the first quarter 2003 by a combination of continuing strong competition and the need to regain sales force momentum as a result of the fourth quarter 2002 temporary suspension of Base Tissue Segment processing operations. Although we expect the Segment's revenue to continue to be under competitive pressure in the United States in 2003, we also anticipate that we will achieve greater market penetration in Europe in 2003 and that the Segment will begin to benefit from the processing of the private label carrier product for LifeNet, which is to be marketed by DePuy starting in the second quarter 2003. Grafton(R) DBM Segment operating income improved to $3,265,000 in the first quarter from $1,665,000 in the first quarter 2002 and from $1,673,000 in the fourth quarter 2002. This improvement in operating income is primarily associated with a three percentage point improvement in gross profit margin as a result of greater absorption of fixed overhead and a significant decline in operating expenses mostly as a result of an $833,000 decline in legal fees.

Base Allograft Tissue Segment, or "Base Tissue Segment" revenues improved to $9,953,000 in the first quarter 2003 from $8,435,000 in the first quarter 2002 and from $6,795,000 in the fourth quarter 2002. The improvement in revenue as compared to the first quarter 2002 resulted from a 27% increase in revenues from processing of donor tissue for our clients and a 10% increase in bio-implant revenues. First quarter 2002 revenues from bio-implants included revenue from the bio-d(R) Threaded Cortical Bone Dowel, which was removed from the market in January, 2003 pursuant to our settlement of patent litigation with Medtronic, Inc. Excluding the bio-d(R) Bone Dowel revenues, first quarter 2003 bio-implant revenues would have increased 24% compared to first quarter 2002. Additionally, bio-implant revenues in the first quarter 2003 were constrained by the necessity to rebuild inventories as a result of the temporary suspension of Base Tissue Segment processing operations in the fourth quarter 2002 and by the necessity to rebuild sales force momentum.

Base Tissue Segment operating income improved to $158,000 in the first quarter 2003 as compared to $77,000 in the first quarter 2002 and an operating loss of $3,538,000 in the fourth quarter 2002. The improved operating income primarily results from increased revenues and a $662,000 decline in legal fees.

Other revenues, consisting mainly of spinal metal implant products and bovine tissue products, declined to $1,157,000 in the first quarter 2003 from $1,499,000 in the first quarter 2002 primarily because of the previously disclosed suspension of sales of the Affirm(TM) Cervical Plate System, which accounted for $308,000 of first quarter 2002 revenues. We incurred an operating loss on these revenues, mostly from metal spinal implant systems, in the first quarter 2003 of $1,073,000 as compared to an operating loss of $809,000 in the first quarter 2002. The increased operating loss results from the decline in revenues and an increase in selling expenses primarily associated with an increase in marketing activity in preparation for the introduction of the new SpineVision metal spinal implant systems.

Certain statements made throughout this filing that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2002) filed with the Securities and Exchange Commission.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2003

                                            OSTEOTECH, INC.
                                            (Registrant)


                                            By:  /s/ Michael J. Jeffries
                                               -------------------------------
                                               Michael J. Jeffries
                                               Executive Vice President,
                                               Chief Financial Officer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)